Exhibit 10.10 Schedule of Omitted Land Contracts

Address:	Sales Price	Down Payment	Financed by Us	Principal & Interest	Taxes, assessments & insurance
1203 S. Raymond Bay City, MI 48706	$63,000	$6,300	$56,700	$493.40	$186.92
505 N. Henry Bay City, MI 48708	$52,900	$5,290	$47,610	$414.30	$211.67
118 Heyn Saginaw, MI 48602	$59,950	$5,950	$53,450	$465.12	$253.38
306 McGraw Street Bay City, MI 48708	$69,900	$6,990	$62,910	$547.44	$229.70
3318 N. Water St. Bay City, MI 48706	$43,500	$4,350	$39,150	$340.68	$156.08

Aside from the information noted, all of the terms and conditions in each Land Contract are identical.